Exhibit 99.2

DJO INCORPORATED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	September 29, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$11,956	$7,006
Accounts receivable, net of provisions for contractual allowances and doubtful accounts of $49,753 and $38,602 at September 29, 2007 and December 31, 2006, respectively	96,348	90,236
Inventories, net	43,422	47,214
Deferred tax asset, net, current portion	10,813	10,797
Prepaid expenses and other current assets	10,730	14,521
Total current assets	173,269	169,774
Property, plant and equipment, net	30,226	32,699
Goodwill	281,176	277,495
Intangible assets, net	144,764	160,124
Debt issuance costs, net	4,899	5,634
Deferred tax asset, net	10,288	18,251
Other assets	5,135	4,357
Total assets	$649,757	$668,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,675	$17,338
Accrued compensation	11,123	14,171
Accrued commissions	4,870	4,133
Accrued interest	3,116	3,984
Accrued taxes	4,148	3,738
Long-term debt, current portion	—	831
Other accrued liabilities, current portion	18,215	22,967
Total current liabilities	55,147	67,162
Long-term debt, less current portion	285,500	326,419
Other accrued liabilities, long-term	5,354	4,484

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, none issued and outstanding at September 29, 2007 and December 31, 2006	—	—
Common stock, $0.01 par value; 39,000,000 shares authorized, 23,657,860 shares and 23,317,934 shares issued and outstanding at September 29, 2007 and December 31, 2006, respectively	237	233
Additional paid-in-capital	179,863	163,711
Accumulated other comprehensive income	4,009	1,984
Retained earnings	119,647	104,341
Total stockholders’ equity	303,756	270,269
Total liabilities and stockholders’ equity	$649,757	$668,334

See accompanying Notes.

DJO INCORPORATED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net revenues	$119,784	$113,205	$354,869	$302,293
Costs of goods sold	45,501	45,340	140,841	119,961
Gross profit	74,283	67,865	214,028	182,332
Operating expenses:
Sales and marketing	35,621	33,398	111,795	92,375
General and administrative	11,336	13,075	35,229	35,709
Research and development	2,018	2,580	6,185	6,745
Amortization of acquired intangibles	4,503	4,510	13,490	10,651
Merger costs	2,539	—	2,539	—
Total operating expenses	56,017	53,563	169,238	145,480
Income from operations	18,266	14,302	44,790	36,852
Interest expense, net of interest income	(5,321)	(6,284)	(16,932)	(15,684)
Other income, net	322	439	1,227	254
Income before income taxes	13,267	8,457	29,085	21,422
Provision for income taxes	(6,552)	(4,098)	(12,974)	(9,790)
Net income	$6,715	$4,359	$16,111	$11,632

Net income per share:
Basic	$0.28	$0.19	$0.68	$0.51
Diluted	$0.28	$0.18	$0.67	$0.50
Weighted average shares outstanding used to calculate per share information:
Basic	23,641	22,968	23,536	22,620
Diluted	24,251	23,598	24,082	23,330

See accompanying Notes.

DJO INCORPORATED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 29, 2007	September 30, 2006
Operating activities
Net income	$16,111	$11,632
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for contractual allowances and doubtful accounts	41,997	30,146
Provision for excess and obsolete inventories	1,473	1,167
Depreciation and amortization	22,595	18,645
Amortization of debt issuance costs	735	618
Excess tax benefits from stock options exercised	(1,819)	—
Stock-based compensation expense	8,058	6,836
Step-up to fair value of inventory charged to costs of goods sold	—	1,498
Write-off of debt issuance costs	—	2,347
Other	—	47
Changes in operating assets and liabilities, net	(41,676)	(35,927)
Net cash provided by operating activities	47,474	37,009

Investing activities
Purchases of property, plant and equipment	(5,467)	(12,485)
Purchase of businesses, net of cash acquired	(5,977)	(313,634)
Proceeds from disposal of asset held for sale	3,365	—
Changes in other assets	(1,554)	(958)
Net cash used in investing activities	(9,633)	(327,077)

Financing activities
Proceeds from long-term debt	7,000	366,000
Repayment of long-term debt	(48,750)	(79,250)
Debt issuance costs	—	(6,328)
Net proceeds from issuance of common stock	6,303	12,020
Excess tax benefits from stock options exercised	1,819	—
Net cash (used in) provided by financing activities	(33,628)	292,442
Effect of exchange rate changes on cash and cash equivalents	737	176
Net increase in cash and cash equivalents	4,950	2,550
Cash and cash equivalents at beginning of period	7,006	1,107
Cash and cash equivalents at end of period	$11,956	$3,657

See accompanying Notes.

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1. General

Business and Organization

DJO Incorporated (the Company) is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of September 29, 2007 and for the three and nine months ended September 29, 2007 and September 30, 2006 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The accompanying unaudited condensed consolidated financial statements as of September 29, 2007 and for the three and nine months ended September 29, 2007 and September 30, 2006 have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of normal recurring accruals and the adjustments described in Note 3) which, in the opinion of management, are necessary for a fair presentation of the financial position, operating results and cash flows for the interim date and interim periods presented. Results for the interim periods are not necessarily indicative of the results to be achieved for the entire year or future periods.

The accompanying unaudited condensed consolidated financial statements present the historical financial position and results of operations of the Company and include the accounts of its operating subsidiary, DJO, LLC (DJO), DJO’s wholly owned Mexican subsidiary that manufactures a majority of DJO’s products under Mexico’s maquiladora program and DJO’s wholly owned subsidiaries in several international countries. These unaudited condensed consolidated financial statements also include the accounts of Aircast Incorporated and its wholly owned domestic and international subsidiaries from and subsequent to April 7, 2006, the date on which the Company acquired Aircast Incorporated (see Note 3). All intercompany accounts and transactions have been eliminated in consolidation.

The preparation of these unaudited condensed consolidated financial statements requires that the Company make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to contractual allowances, doubtful accounts, inventories, rebates, product returns, warranty obligations, income taxes, goodwill and other intangible assets, and stock based compensation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The Company’s fiscal year ends on December 31. Each quarter consists of one five-week and two four-week periods.

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

1. General (Continued)

Cash Equivalents

Cash equivalents are short-term, highly liquid investments and consist of investments in money market funds and commercial paper with maturities of three months or less at the time of purchase.

Financial Instruments

The Company utilizes derivative instruments, specifically an interest rate swap agreement and forward contracts to purchase foreign currencies, to manage its exposure to market risks such as changes in interest rates and foreign currency exchange rates. In accordance with the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, the Company records derivative instruments as assets or liabilities in the consolidated balance sheet, measured at fair value.

Per Share Information

Earnings per share are computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share are computed using the weighted average number of common shares outstanding during each period. Diluted earnings per share include the dilutive effect of weighted average common share equivalents potentially issuable upon the exercise of stock options. For purposes of computing diluted earnings per share, weighted average common share equivalents (computed using the treasury stock method) do not include stock options with an exercise price that exceeds the average fair market value of the Company’s common stock during the periods presented. The weighted average shares outstanding used to calculate basic and diluted share information consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Shares used in computations of basic net income per share—weighted average shares outstanding	23,641	22,968	23,536	22,620
Net effect of dilutive common share equivalents based on treasury stock method	610	630	546	710
Shares used in computations of diluted net income per share	24,251	23,598	24,082	23,330

Stock-Based Compensation

The Company records compensation expense associated with stock options and other equity-based compensation in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No. 123(R)). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally four years. The Company’s net income for each of the three month periods ended September 29, 2007 and September 30, 2006, have been reduced by stock-based compensation expense, net of taxes, of approximately $2.3 million. The Company’s net

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

1. General (Continued)

income for the nine months ended September 29, 2007 and September 30, 2006, has been reduced by stock-based compensation expense, net of taxes, of approximately $5.5 million and $5.3 million, respectively. See Note 7 for additional information regarding stock-based compensation.

Recently Issued Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of SFAS No. 109, Accounting for Income Taxes (FIN 48). FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under FIN 48, tax positions shall initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions shall initially and subsequently be measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements to include an annual tabular rollforward of unrecognized tax benefits. The provisions of this interpretation were required to be adopted for fiscal periods beginning after December 15, 2006. The Company adopted FIN 48 on January 1, 2007. See Note 5 for further details.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except for Statement No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS No. 159 are elective; however, the amendment to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial statements.

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

1. General (Continued)

Foreign Currency Translation

The financial statements of the Company’s international subsidiaries, where the local currency is the functional currency, are translated into U.S. dollars using period-end exchange rates for assets and liabilities and average exchange rates during the period for revenues and expenses. Cumulative translation gains and losses are excluded from results of operations and recorded as a separate component of consolidated stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in the consolidated statements of income as either a component of costs of goods sold or other income or expense, depending on the nature of the transaction. The Company incurred an aggregate foreign currency transaction gain in the three and nine months ended September 29, 2007 of approximately $0.3 million and $0.8 million, respectively. The aggregate foreign currency transaction gain included in determining net income for both the three and nine months ended September 30, 2006 was approximately $0.4 million.

Proposed Merger

On July 15, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ReAble Therapeutics Finance LLC, a Delaware limited liability company (“Parent”), and Reaction Acquisition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is controlled by affiliates of The Blackstone Group (“Blackstone”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s Board of Directors (the “Board”) and a Transaction Committee of the Board comprised entirely of independent directors and are subject to certain closing conditions, including the approval of the Company’s stockholders. Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will generally be cancelled and converted into the right to receive $50.25 in cash, without interest. The Merger Agreement also provides that, at the effective time of the Merger, each outstanding option to purchase common stock, vested and unvested, will be cancelled and the holders will be entitled to receive a cash payment equal to the excess, if any, of the per share merger price of the option multiplied by the number of shares subject to the option, less applicable withholding taxes. Parent has provided the Company an equity commitment from an affiliate of Blackstone and obtained debt financing commitments, the proceeds of which will provide for the necessary funds to consummate the transactions contemplated by the Merger Agreement. The Merger Agreement provided for a 50-day “go-shop” provision during which the Company was permitted to solicit competing takeover proposals. This go-shop period ended on September 4, 2007 and the Company did not receive any takeover proposals during the go-shop period. Commencing with the completion of the go-shop period, the Company is subject to a “no-shop” provision, which restricts its ability to solicit, discuss or negotiate competing proposals. The no-shop restriction does not apply to any party that submits a written takeover proposal after the go-shop period that the Board determines in good faith constitutes or could reasonably be expected to lead to a “Superior Proposal” as defined in the Merger Agreement, and that failure to enter into discussions or negotiations with such party would reasonably be expected to result in a breach of the Board’s fiduciary duties.

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

1. General (Continued)

The Merger Agreement contains certain termination rights for both the Company, including if the Company receives a takeover proposal that the Board determines in good faith constitutes a Superior Proposal and that failure to terminate would reasonably be expected to result in a breach of its fiduciary duties, and otherwise complies with the terms of the Merger Agreement, and Parent under specified circumstances. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay a fee of $37.4 million to Parent. If the Company’s stockholders do not approve the Merger, the Company will be required to reimburse up to $5.0 million of Parent’s expenses. If the Merger does not occur because Parent is unable to obtain debt financing, Parent will be required to pay a fee of $37.4 million to the Company. An affiliate of Blackstone has delivered to the Company a limited guaranty of Parent’s obligation to pay certain amounts under the Merger Agreement (including the $37.4 million fee), up to a maximum amount equal to $100 million. Consummation of the Merger remains subject to several conditions, including the adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments, and other customary closing conditions. Subject to the completion of these closing conditions, the proposed merger is expected to close in the fourth quarter of 2007.

On August 31, 2007 and September 6, 2007, two purported shareholder class action lawsuits were filed in California Superior Court, in the County of San Diego, on behalf of the Company’s public stockholders, challenging the Company’s proposed merger with Parent. The court ordered the two lawsuits consolidated for all purposes on September 21, 2007. See Note 8 for further details.

Merger Costs

Merger costs of $2.5 million included in the accompanying statements of income for the three and nine months ended September 29, 2007 consist of certain costs related to the proposed merger with ReAble Therapeutics Finance LLC discussed above.

2. Financial Statement Information

Inventories consist of the following (in thousands):

	September 29, 2007	December 31, 2006
Raw materials	$16,183	$17,920
Work-in-progress	1,435	753
Finished goods	28,432	30,615
	46,050	49,288
Less reserves, primarily for excess and obsolete inventories	(2,628)	(2,074)
Inventories, net	$43,422	$47,214

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Financial Statement Information (Continued)

Prepaid expenses and other current assets consist of the following (in thousands):

	September 29, 2007	December 31, 2006
Held-for-sale assets	$1,904	$6,960
Prepaid expenses	5,374	4,050
Other current assets	3,452	3,511
Prepaid expenses and other current assets, net	$10,730	$14,521

Held-for-sale assets as of September 29, 2007 consisted of the Aircast Germany facility. Held-for-sale assets as of December 31, 2006 also included the Aircast manufacturing facility in New Jersey. These held-for-sale facilities were vacated in connection with the Company’s integration of the Aircast business and are no longer in use. In August 2007, the Company sold the former Aircast manufacturing building and land in New Jersey for net proceeds of $3.4 million.

Other accrued liabilities, current portion, consists of the following (in thousands):

	September 29, 2007	December 31, 2006
Accrued contract fees	$3,997	$2,626
Accrued professional fees	1,607	1,326
Deferred rent, current portion	474	453
Other accrued liabilities, current portion	12,137	18,562
Other accrued liabilities, current portion	$18,215	$22,967

Other accrued liabilities, long-term, consists of the following (in thousands):

	September 29, 2007	December 31, 2006
Deferred rent, long-term	$3,301	$3,355
Fair value of interest rate swap	1,782	928
Accrued pension	271	201
Other accrued liabilities, long-term	$5,354	$4,484

Deferred rent relates primarily to the Company’s headquarters in Vista, California.

3. Acquisitions and Investments

Aircast Acquisition

On April 7, 2006, the Company completed the acquisition, under an agreement signed on February 27, 2006, of all the outstanding capital stock of Aircast Incorporated (Aircast) for approximately $291.6 million in cash. The Company also incurred approximately $4.9 million in

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

3. Acquisitions and Investments (Continued)

transaction costs and other expenses in connection with the acquisition and accrued approximately $10.5 million of estimated costs in connection with the Company’s plan to integrate the acquired business, including severance expenses.

In April 2006, the Company began its integration of the Aircast business. The integration plan consisted of: 1) integrating the Aircast sales force into the Company’s existing sales force, 2) closing the Aircast New Jersey manufacturing facility and moving the manufacturing of the Aircast products to the Company’s Tijuana, Mexico manufacturing facility, with the exception of Aircast’s vascular systems products, which were moved to the Company’s Vista, California facility, 3) closing the Aircast New Jersey corporate headquarters and integrating the administrative functions into the Company’s Vista facility and the Company’s distribution facility in Indianapolis, Indiana, and 4) closing various international Aircast locations and integrating their operations into the Company’s existing locations in those countries including France, Germany and the United Kingdom. In conjunction with this integration plan, the Company accrued approximately $10.8 million in severance costs for approximately 300 Aircast employees. The Company completed the termination of the affected Aircast employees in March 2007. Of this total estimated amount, approximately $2.0 million of severance payments have not been paid out as of September 29, 2007, and are not expected to be fully paid out until the first quarter of 2008. This amount is included in accrued compensation in the accompanying unaudited consolidated balance sheet at September 29, 2007.

Severance costs accrued as of September 29, 2007 for Aircast employees as a result of the Company’s integration of the acquired business are as follows (in thousands):

	Total Costs Incurred	Cash Payments	Accrued Liability At September 29, 2007
Employee severance	$10,752	$(8,744)	$2,008

The accompanying consolidated statements of income reflect the operating results of the Aircast business since April 7, 2006. Assuming the acquisition of Aircast had occurred on January 1, 2006, the pro forma unaudited results of operations would have been as follows (in thousands):

Nine Months Ended September 30, 2006
Net revenues	$327,215
Net income	$9,626
Net income per share:
Basic	$0.43
Diluted	$0.41
Weighted average shares outstanding used to calculate per share information:
Basic	22,620
Diluted	23,330

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

3. Acquisitions and Investments (Continued)

The above pro forma unaudited results of operations do not include pro forma adjustments relating to costs of integration or post-integration cost reductions that might have been incurred or realized by the Company in excess of actual amounts incurred or realized through September 30, 2006.

Purchase of Rights to Distributor Territories

From time to time the Company purchases rights to certain distributor territories in the U.S. and then sells the distribution rights to another party for similar amounts. These distribution reorganizations are intended to achieve several objectives, including improvement of sales results within the affected territories. The Company generally receives promissory notes for the resale amounts, which are recorded as notes receivable and included in other current and long-term assets in the accompanying unaudited consolidated balance sheet. For the nine months ended September 29, 2007, the Company purchased and resold territory rights for amounts aggregating $1.4 million and did not record any material gains or losses from the transfer of these distribution rights.

Full90 Note Investment

In March 2007, the Company entered into a Note Purchase Agreement (“Agreement”) with Full90 Sports, Inc. (“Full90”) under which the Company agreed to loan to Full90 a total of $1.5 million in exchange for a Secured Convertible Promissory Note (“Note”). The Note bears interest at the rate of 12% per annum, with accrued interest payable quarterly and all principal payable on the third anniversary of the Note. The Note is secured by all assets of Full90 and is convertible at the option of the Company into 2,573,781 shares of Series C Preferred Stock of Full90, representing approximately 14% of the equity of Full90. The Agreement provides that, prior to conversion of the Note, the Company shall have the right of first refusal on any acquisition of Full90 and on future debt or equity financings by Full90. Full90 is a manufacturer of orthopedic products, including a patented protective soccer headgear, and has appointed the Company a world-wide distributor of the protective soccer headgear. The Note is included in other long-term assets in the accompanying unaudited consolidated balance sheet.

4. Comprehensive Income

Comprehensive income consists of the following components (in thousands):

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net income, as reported	$6,715	$4,359	$16,111	$11,632
Foreign currency translation adjustment	1,694	(53)	2,879	1,521
Change in fair value of interest rate swap	(1,769)	(2,208)	(854)	(1,197)
Comprehensive income	$6,640	$2,098	$18,136	$11,956

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

5. Income Taxes

As discussed in Note 1, the Company adopted the provisions of FIN 48 on January 1, 2007. No previously unrecognized tax benefits were recorded as of the date of adoption. As a result of the implementation of FIN 48, the Company recognized a $1.4 million increase in unrecognized tax benefits. A portion of the transition adjustment related to historical exposures of the Company and was recorded as permitted by FIN 48 as a reduction of retained earnings in the amount of approximately $0.8 million. A portion of the transition adjustment related to Aircast exposures created prior to the Company’s acquisition of Aircast and was therefore recorded as an increase of approximately $0.6 million in goodwill related to the Aircast acquisition. The offset of the transition adjustment was recorded as a reduction to deferred tax assets and additional taxes payable.

The transition adjustment included approximately $0.2 million of interest and approximately $0.1 million of penalties related to the unrecognized tax benefits. Interest costs and penalties related to income taxes are classified as part of the income tax provision in the Company’s financial statements.

Of the transition adjustment, a portion related to estimated possible transfer pricing exposures. Such estimates will be evaluated each quarter based on changes to transfer pricing and changes in foreign exchange rates. An estimate of the range of reasonably possible future changes cannot be made. United States federal and most state tax returns for all years after 2002 are subject to future examination by tax authorities. Open tax years for foreign jurisdictions vary.

The Company’s balance of unrecognized tax benefits as of September 29, 2007 remained unchanged at $1.4 million. There were no changes required to be made to the balance as there were no new tax positions taken by the Company during the current period, no settlements with taxing authorities and no lapses of applicable statutes of limitations. Included in the balance of unrecognized tax benefits is $0.8 million of tax benefits that, if recognized, would impact the effective tax rate. Also included in the balance of unrecognized tax benefits is $0.6 million of tax benefits that, if recognized, would result in adjustments to other tax accounts, primarily deferred taxes and goodwill.

6. Segment and Related Information

The following are the Company’s reportable segments.

•   Domestic Rehabilitation consists of the sale of the Company’s rehabilitation products (rigid knee braces, soft goods, cold therapy and vascular systems products) in the United States through three sales channels, DonJoy, ProCare/Aircast and OfficeCare.

Through the DonJoy sales channel, the Company sells its rehabilitation products utilizing a few of the Company’s direct sales representatives and a network of approximately 392 independent commissioned sales representatives who are employed by approximately 44 independent sales agents. These sales representatives are primarily dedicated to the sale of the Company’s products to orthopedic surgeons, podiatrists, orthopedic and prosthetic centers, hospitals, surgery centers, physical therapists, athletic trainers and other healthcare professionals. Because certain of the DonJoy product lines require customer education on the application and use of the product, these sales representatives are technical specialists who receive extensive training both from the Company and the agent and use their expertise to help fit the patient with the product and assist the orthopedic professional in choosing the appropriate product to meet the patient’s needs. After a product order is received by a sales representative, the

DJO INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

6. Segment and Related Information (Continued)

Company generally ships the product directly to the orthopedic professional and pays a sales commission to the agent. These commissions are reflected in sales and marketing expense in the Company’s consolidated financial statements. For certain custom rigid braces and other products, the Company sells directly to the patient and bill a third-party payor, if applicable, on behalf of the patient. The Company refers to this portion of its DonJoy channel as its Insurance channel.

Through the ProCare/Aircast sales channel, which is comprised of approximately 100 direct and independent representatives that manage over 380 dealers focused on primary and acute facilities, the Company sells its rehabilitation products to national third-party distributors, other regional medical supply dealers and medical product buying groups, generally at a discount from list prices. The majority of these products are soft goods which require little or no patient education. The distributors and dealers generally resell these products to large hospital chains, hospital buying groups, primary care networks and orthopedic physicians for use by the patients.

Through the OfficeCare sales channel, the Company maintains an inventory of rehabilitation products (mostly soft goods) on hand at orthopedic practices for immediate distribution to the patient. For these products, the Company arranges billing to the patient or third-party payor after the product is provided to the patient. As of September 29, 2007, the OfficeCare program was located at over 1,200 physician offices throughout the United States. The Company has contracts with over 750 third-party payors.

•   Regeneration consists of the sale of the Company’s bone growth stimulation products in the United States. The Company’s OL1000 product is sold through a combination of the DonJoy channel direct sales representatives and approximately 155 additional sales representatives dedicated to selling the OL1000 product, of which approximately 67 are employed by the Company. The SpinaLogic product is also included in this segment and is sold through a combination of several independent companies focused on selling spine products, including DePuy Spine and International Rehabilitative Science’s Inc. (which does business as RS Medical), and certain direct sales representatives. These products are sold either directly to the patient or to independent distributors. The Company arranges billing to the third-party payors or patients, for products sold directly to the patient.

•   International consists of the sale of the Company’s products in foreign countries through wholly owned subsidiaries or independent distributors. The Company sells its products in over 75 foreign countries, primarily in Europe, Canada, Japan and Australia.

Set forth below are net revenues, gross profit and operating income for the Company’s reporting segments for the three and nine months ended September 29, 2007 and September 30, 2006 (in

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

6. Segment and Related Information (Continued)

thousands). This information excludes the impact of expenses not allocated to segments, which are comprised primarily of general corporate expenses.

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net revenues:
Domestic rehabilitation	$74,935	$74,640	$219,842	$196,506
Regeneration	19,105	15,767	55,878	47,953
International	25,744	22,798	79,149	57,834
Consolidated net revenues	119,784	113,205	354,869	302,293

Gross profit:
Domestic rehabilitation	39,897	38,915	112,346	102,967
Regeneration	17,705	14,428	51,675	44,213
International	16,681	14,522	50,007	35,152
Consolidated gross profit	74,283	67,865	214,028	182,332

Income from operations:
Domestic rehabilitation	12,155	11,033	24,821	30,310
Regeneration	6,111	3,139	16,538	10,560
International	6,261	4,530	18,396	8,851
Income from operations of reportable segments	24,527	18,702	59,755	49,721
Expenses not allocated to segments	(6,261)	(4,400)	(14,965)	(12,869)
Consolidated income from operations	$18,266	$14,302	$44,790	$36,852
Number of operating days	63	63	191	191

The accounting policies of the reportable segments are the same as the accounting policies of the Company. The Company allocates resources and evaluates the performance of segments based on income from operations and therefore has not disclosed certain other items, such as interest, depreciation and amortization by segment. The Company does not allocate assets to reportable segments because a significant portion of assets are shared by the segments.

For the three and nine months ended September 29, 2007 and September 30, 2006, the Company had no individual customer or distributor that accounted for 10% or more of total revenues.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

6. Segment and Related Information (Continued)

Net revenues, attributed to the geographic location of the customer, were as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
United States	$94,040	$90,407	$275,720	$244,459
Europe	19,713	17,732	61,641	45,784
Other countries	6,031	5,066	17,508	12,050
Total consolidated net revenues	$119,784	$113,205	$354,869	$302,293

Total assets by region were as follows (in thousands):

	September 29, 2007	December 31, 2006
United States	$594,119	$619,599
International	55,638	48,735
Total consolidated assets	$649,757	$668,334

7. Stock-Based Compensation

The Company has three stock option plans which provide for the issuance of options to employees, officers, directors and consultants: the 2001 Omnibus Plan, the 1999 Option Plan and the 2001 Non-Employee Director’s Stock Option Plan (Stock Option Plans). Eligible employees can also purchase shares of the Company’s common stock at 85% of its fair market value on either the first day or the last day, whichever reflects the lowest fair market price, of each six-month offering period under the Company’s Employee Stock Purchase Plan (ESPP). Stock options granted under the Stock Option Plans have terms of up to ten years from the date of grant, and generally vest over a four-year period. The expense recognized under SFAS No. 123(R) is recognized on a straight-line basis over the vesting period. As of September 29, 2007, approximately 4.6 million shares were available for grant under the Stock Option Plans and 1.4 million shares were available for issuance under the ESPP.

The Company’s worldwide effective tax rate increased in connection with its adoption of SFAS No. 123(R) as of January 1, 2006. The aggregate SFAS No. 123(R) compensation expense results in a reduced tax benefit rate due to the required tax accounting for the mix of the Company’s outstanding and unvested incentive stock options and non-qualified stock options.

The fair value of each equity award is estimated on the date of grant using the Black-Scholes valuation model for option pricing using the assumptions noted in the following table. Expected volatility rates are based on the historical volatility (using daily pricing) of the Company’s stock. In accordance with SFAS No. 123(R), the Company reduces the calculated Black-Scholes value by applying a forfeiture rate, based upon historical pre-vesting option cancellations. The expected term of options granted is estimated based on a number of factors, including the vesting term of the award, historical employee exercise behavior for both options that have run their course and outstanding options, the expected volatility of the Company’s stock and an employee’s average length of service.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

7. Stock-Based Compensation (Continued)

The risk-free interest rate is determined based upon a constant U.S. Treasury security rate with a contractual life that approximates the expected term of the option award.

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Stock Option Plans:
Expected volatility	43.2%	49.5%	45.4%	49.5%
Risk-free interest rate	4.1%	4.7%	4.7%	4.7%
Forfeitures	8.0%	7.5%	8.0%	7.5%
Dividend yield	—	—	—	—
Expected term (in years)	4.1	3.7	4.0	3.7

Employee Stock Purchase Plan:
Expected volatility	38.4%	31.0%	38.4%	38.0%
Risk-free interest rate	4.6%	5.2%	4.6%	4.9%
Dividend yield	—	—	—	—
Expected term (in years)	0.5	0.5	0.5	0.5

The following table summarizes option activity under all plans from December 31, 2006 through September 29, 2007:

	Number of Shares	Price per Share	Weighted Average Exercise Price per Share	Weighted Average Remaining Life in Years
Outstanding at December 31, 2006	2,649,790	$3.52–$44.09	$25.99	6.9
Granted	59,300	41.72–41.99	41.94	N/A
Exercised	(195,308)	3.96–26.65	15.39	N/A
Cancelled/Expired/Forfeited	(104,575)	3.76–41.99	32.24	N/A
Outstanding at March 31, 2007	2,409,207	3.52–44.09	26.97	7.8
Granted	539,500	39.07–39.99	39.85	N/A
Exercised	(86,999)	4.05–39.40	18.19	N/A
Cancelled/Expired/Forfeited	(23,800)	3.52–39.40	32.63	N/A
Outstanding at June 30, 2007	2,837,908	3.52–44.09	29.64	8.0
Granted	—	N/A	N/A	N/A
Exercised	(29,925)	4.05–39.40	24.73	N/A
Cancelled/Expired/Forfeited	(1,500)	39.40	39.40	N/A
Outstanding at September 29, 2007	2,806,483	3.52–44.09	29.69	7.8
Exercisable at September 29, 2007	1,067,814	3.52–41.72	22.33	6.7
Remaining reserved for grant at September 29, 2007	4,646,162

The aggregate intrinsic value of options outstanding at September 29, 2007 was approximately $54.5 million and the aggregate intrinsic value of options exercisable at September 29, 2007 was

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

7. Stock-Based Compensation (Continued)

approximately $28.6 million. The total intrinsic value of options exercised during the three and nine months ended September 29, 2007 was approximately $0.7 million and $7.3 million, respectively. The weighted-average fair value per share for options that were not vested at December 31, 2006, not vested at March 31, 2007, vested during the three months ended March 31, 2007 and cancelled/expired/forfeited during the three months ended March 31, 2007, were $30.33, $31.69, $14.79 and $32.24, respectively. The weighted-average fair value per share for options that were not vested at December 31, 2006, not vested at June 30, 2007, vested during the three months ended June 30, 2007 and cancelled/expired/forfeited during the three months ended June 30, 2007, were $30.33, $33.56, $36.37 and $32.63, respectively. The weighted-average fair value per share for options that were not vested at December 31, 2006, not vested at September 29, 2007, vested during the three months ended September 29, 2007 and cancelled/expired/forfeited during the three months ended September 29, 2007, were $30.33, $34.21, $20.62 and $39.40, respectively. At September 29, 2007, there was approximately $20.1 million of compensation expense that had not yet been recognized related to non-vested stock-based awards. That expense is expected to be recognized over a weighted-average period of 1.4 years, subject to the impact of the merger agreement discussed below. During the three months ended September 29, 2007, cash received from options exercised was $0.7 million.

The merger agreement discussed in Note 1 above provides that, except as otherwise agreed in writing by the holder and Parent (as defined in Note 1), each outstanding option to purchase common stock under the Stock Option Plans, vested or unvested, will be cancelled and only entitle the holder to receive a cash payment equal to the excess, if any, of the per share merger consideration over the per share exercise price of the applicable stock option, multiplied by the number of shares subject to the stock option, less any applicable taxes required to be withheld. In accordance with the merger agreement, immediately prior to the merger closing date there will be an early termination of the offering period, under the ESPP, that began on July 1, 2007 and participants’ payroll deductions will be applied to purchase shares in accordance with the terms of the ESPP. These shares will be treated in the same manner as the Company’s other outstanding common stock in the merger. The ESPP will terminate immediately prior to the closing of the merger.

8. Contingencies

From time to time, the Company is involved in legal and administrative disputes and proceedings arising in the ordinary course of business. With respect to these matters, management believes that it has adequate insurance coverage or has made adequate accruals for related costs, and it may also have effective legal defenses. The Company is not aware of any pending proceedings or lawsuits that could have a material adverse effect on its business, financial condition and results of operations. As part of its business as a government supplier, both for Medicare and Medicaid beneficiaries and under contracts with veterans and other military agencies, the Company is subject to periodic audits of its billing and pricing practices and of its general compliance to contract terms and regulatory requirements, and the Company is exposed to claims of recovery and related fines and penalties if these audits reveal noncompliance. One of the Company’s supply contracts with a government agency has expired, and the Company has requested the government to permit the products sold under the expired contract to be moved to a comparable contract held by Aircast and to be sold under that contract. The agency will review compliance by the Company of its pricing obligations during the past five-year term of the expiring contract. Although the Company believes that it has been in material

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

8. Contingencies (Continued)

compliance with those obligations, no assurance can be given that the agency will agree with the Company’s analysis or that it will not seek repayment based on pricing discrepancies.

Pending Stockholder Litigation

On August 31, 2007 and September 6, 2007, two purported shareholder class action lawsuits were filed in California Superior Court, in the County of San Diego, on behalf of the Company’s public stockholders, challenging the Company’s proposed merger with Parent. The court ordered the two lawsuits consolidated for all purposes on September 21, 2007. The court further ordered that plaintiffs shall file a consolidated amended complaint as soon as practicable, and that the defendants need not respond to either of the two original complaints.

The two original complaints named the Company, ReAble Therapeutics, Inc., an affiliate of Parent, and the current members of the Company’s board of directors as defendants. One of the original complaints also named Blackstone as a defendant. The two substantially similar original complaints alleged, among other things, that the individual defendants breached their fiduciary duties of care, good faith and loyalty by approving the proposed merger with an allegedly inadequate price, without adequately informing themselves of the Company’s highest transactional value, and without adequately marketing the company to other potential buyers. The original complaints also alleged that the individual defendants and the Company failed to make full and adequate disclosures in the preliminary proxy statement regarding the proposed merger. The original complaints pray for, among other things, class certification, declaratory relief, an injunction of the proposed merger or a rescission order, corrective disclosures to the proxy statement, damages, interest, attorneys’ fees, expert fees and other costs; and such other relief as the court may find just and proper.

Discovery is ongoing and the parties have stipulated to a November 2, 2007 hearing on plaintiffs’ preliminary injunction motion, and a related briefing schedule. The Company believes that the lawsuit is without merit and intends to vigorously oppose it.

9. Subsequent Event

In October 2007, in anticipation of the repayment of all amounts outstanding under the Company’s credit agreement in connection with the completion of its pending merger with ReAble Therapeutics Finance LLC, the Company paid $2.1 million to terminate its interest rate swap agreement.